Exhibit 1.1

Execution Version

TERMS AGREEMENT

EMBRAER S.A.

Debt Securities

January 25, 2017

To: The Underwriters named herein

Ladies and Gentlemen:

Embraer Netherlands Finance B.V. (the “Issuer”) and Embraer S.A. (the “Company”) agree to sell to the several Underwriters named in Schedule I hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement – Basic Provisions attached hereto as Exhibit I (the “Agreement”), the following securities (the “Securities”) on the following terms:

Issuer:	Embraer Netherlands Finance B.V.

Guarantor:	Embraer S.A.

Title:	5.400% Notes due 2027

Principal Amount:	U.S.$750,000,000

Interest:	5.400% per annum

Interest Payment Dates:	February 1 and August 1, commencing on August 1, 2017

Maturity:	February 1, 2027

Yield to Maturity:	5.400%

Spread to Benchmark Treasury:	+287.7 basis points

Benchmark Treasury:	2.000% due November 15, 2026

Benchmark Treasury Price and Yield:	95-15+; 2.523%

Make-Whole Call:	At any time at a discount of Treasury plus 45 basis points

Settlement:	February 1, 2017 (T+5)

Denominations:	Minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Optional Tax Redemption:	Either the Issuer or the Guarantor (as the case may be) may, at its option, redeem the notes, in whole but not in part, at 100% of the principal amount plus accrued and unpaid interest and additional amounts, if any, upon the occurrence of specified events relating to Brazilian or Dutch tax law. See “Description of the Notes—Redemption and Repurchase—Optional Tax Redemption” in the Disclosure Package and the Final Prospectus.

Listing:	New York Stock Exchange

CUSIP:	29082H AB8

ISIN:	US29082HAB87

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Expected Rating of the Company[1]:	Intentionally Omitted

Public Offering Price:	100.000% of principal amount, plus accrued interest, if any, from February 1, 2017.

Price to Underwriters:	99.810% of principal amount, plus accrued interest, if any, from February 1, 2017.

Registration Statement File Numbers:	333-204470 and 333-204470-01

Execution Time:	3:50 p.m. (New York City time) on January 25, 2017

Closing:	9:00 a.m. (New York City time) or at such other time as agreed between the parties hereto on February 1, 2017, at the offices of Simpson Thacher & Bartlett LLP, Av. Presidente Juscelino Kubitschek, 1455, 12th Floor, Suite 121, São Paulo, SP 04543-011, Brazil

Bookrunners:	BB Securities Ltd. J.P. Morgan Securities LLC Santander Investment Securities Inc.

Managers:	None.

Co-managers:	None.

Clear Market Period:	From January 25, 2017 to February 25, 2017, neither the Issuer nor the Company will, without the prior written consent of the Bookrunners, issue, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer and having a tenor of more than one year, provided that the Issuer and the Company will not be prevented from (1) prepaying any existing indebtedness of the Issuer; (2) entering into any export financing transaction with multilateral agencies or (3) entering into any financing from Financiadora de Estudos e Projetos – FINEP or the Banco Nacional de Desenvolvimento Econômico e Social – BNDES.

Indenture:	Indenture dated as of June 15, 2015, among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee, as supplemented by the Second Supplemental Indenture, to be dated as of February 1, 2017, among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee.

Additional Transaction Documents:	None.

Notice to Underwriters:	Notices to the Underwriters shall be directed to:

BB Securities Ltd. 4th Floor – Pinners Hall 105-108 Old Broad Street London, EC2N 1ER United Kingdom Attn: Operations Department

[1]	Rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

2

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

United States

Attn: Latin America Debt Capital Markets

Fax: +1 (212) 834-6326

Santander Investment Securities Inc.

45 East 53rd Street

New York, NY 10022

United States

Attn: Debt Capital Markets

Fax: +1 (212) 407-0930

e-mail: DCMAmericas@santander.us

Underwriter Information:	The first paragraph under the caption “Underwriting—Price Stabilization and Short Positions” in the Disclosure Package and the Final Prospectus.

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

BB Securities Ltd. is not a broker-dealer registered with the Commission, and therefore may not make sales of any notes in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that BB Securities Ltd. intends to effect sales of the notes in the United States, it will do so only through Banco do Brasil Securities LLC or one or more U.S. registered broker dealers, or otherwise as permitted by applicable U.S. law. BB Securities Asia Pte. Ltd. may be involved in the sales of the notes in Asia.

The definition of “2014 Form 20-F” under the Underwriting Agreement – Basic Provisions is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following: ““2015 Form 20-F” means the Company’s annual report on Form 20-F for the year ended December 31, 2015, filed with the SEC on March 29, 2016.”

The definition of “Subsidiary” under the Underwriting Agreement – Basic Provisions is hereby amended by deleting the phrase “As of the date hereof, the Company has no subsidiaries other than the Issuer and those listed on Exhibit 8.1 to the 2014 Form 20-F.”

The caput of Section 1 under the Underwriting Agreement – Basic Provisions is hereby amended by replacing the phrase “as of the date hereof” with the phrase “as of the date hereof and as of the date of the Execution Time.”

Section 1(t) under the Underwriting Agreement – Basic Provisions is hereby amended by replacing the phrase “December 31, 2014, 2013 and 2012 and for the years ended December 31, 2014, 2013 and 2012” with the phase “December 31, 2015, 2014 and 2013 and for the years ended December 31, 2015, 2014 and 2013” and by replacing the language “for the three-month periods ended March 31, 2015 and 2014” with the language “for the nine-month periods ended September 30, 2016 and 2015.”

Section 1(nn) under the Underwriting Agreement – Basic Provisions is hereby amended by deleting the phrase “Except for AEL Sistemas S.A.”

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Section 1(tt) under the Underwriting Agreement – Basic Provisions is hereby amended by adding at the end the sentence “; provided that the Underwriters, must be authorized or exempt pursuant to the Dutch Financial Supervision Act (Wet op het financieel toezicht) to provide investment services within the meaning of MiFID (2004/39/EC) in the Netherlands.”

Section 1(vv) under the Underwriting Agreement – Basic Provision is amended by (i) replacing the phrase “shall have been authenticated by a Brazilian consular office having jurisdiction over the place of execution” with the phrase “must be certified under the Apostille model of the Hague Convention Abolishing the Requirement of Legalisation for Foreign Public Documents from 1961”, and (ii) replacing the phrase “in accordance with Article 835 of the Brazilian Civil Procedure Code, except in case of execution writs or counterclaims as established under Article 836 of the Brazilian Civil Procedure Code” with the phrase “in accordance with Article 83 of the new Brazilian Civil Procedure Code (Law No. 13,105/2015), except in case of execution writs, counterclaims or when it is expressly dismissed by an international agreement signed by Brazil, as established in its Article 83, §1º, I, II and III.”

Section 4(m) under the Underwriting Agreement – Basic Provisions is hereby amended by replacing the phrase “30 days after the date hereof” with the phrase “30 days after the date of the Execution Time.”

Section 5(a)(i) under the Underwriting Agreement – Basic Provisions is hereby amended by replacing the phrase “Márcia Sato Davoli de Araújo, Esq., Associate General Counsel of the Company” with the phrase “Soares Bumachar Barros Advogados, Brazilian counsel to the Company.”

Section 5(a)(iii) under the Underwriting Agreement – Basic Provisions is hereby amended by replacing the phrase “Baker & McKenzie Amsterdam N.V.” with the phrase “Loyens & Loeff N.V.”

Section 5(b)(ii) under the Underwriting Agreement – Basic Provisions is hereby amended by replacing the phrase “White & Case LLP” with the phrase “Simpson Thacher & Bartlett LLP.”

Section 5(d)(iv) under the Underwriting Agreement – Basic Provisions is hereby amended by replacing the phrase “(as defined for purposes of Rule 436(g) under the Securities Act)” with the phrase “(as such term is defined under Section 3(a)(62) under the Exchange Act).”

Section 5(e)(iv) under the Underwriting Agreement – Basic Provisions is hereby amended by replacing the phrase “(as defined for purposes of Rule 436(g) under the Securities Act)” with the phrase “(as such term is defined under Section 3(a)(62) under the Exchange Act).”

Section 5(g) under the Underwriting Agreement – Basic Provisions is hereby amended by replacing the phrase “(as defined for purposes of Rule 436(g) under the Securities Act)” with the phrase “(as such term is defined under Section 3(a)(62) under the Exchange Act).”

Section 12 under the Underwriting Agreement – Basic Provisions is hereby amended by replacing the phrase “Avenida Brigadeiro Faria Lima, 2170, 12227-901 São José dos Campos, São Paulo, Brazil” with the phrase “Avenida Presidente Juscelino Kubitschek, 1909, 14th and 15th floors—Torre Norte—São Paulo Corporate Towers, 04543-907, São Paulo, São Paulo State, Brazil.”

To the extent not superseded or amended by the terms hereof, the provisions of the Underwriting Agreement – Basic Provisions are incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement – Basic Provisions.

This Terms Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Obligors one of the counterparts hereof, whereupon it will become a binding agreement among the Obligors and the several Underwriters in accordance with its terms.

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Very truly yours,

EMBRAER S.A.

/s/ Paulo Cesar de Souza e Silva

By: Authorized Signatory

Name: Paulo Cesar de Souza e Silva

Title: President and Chief Executive Officer

/s/ José Antonio de Almeida Filippo

By: Authorized Signatory

Name: José Antonio de Almeida Filippo

Title: Executive Vice President – Chief Financial and Investor Relations Officer

EMBRAER NETHERLANDS FINANCE B.V.

/s/ José Antonio de Almeida Filippo

By: Authorized Signatory

Name: José Antonio de Almeida Filippo

Title: Supervisory Board Member

/s/ Elaine Maria de Souza Funo

By: Authorized Signatory

Name: Elaine Maria de Souza Funo

Title: Supervisory Board Member

[Signature Page to Embraer Netherlands Finance B.V. – 2027 Notes – Terms Agreement]

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

BB SECURITIES LTD.

/s/ Admilson Garcia

By: Authorized Signatory

Name: Admilson Garcia

Title: Managing Director

/s/ Selma Cristina da Silva

By: Authorized Signatory

Name: Selma Cristina da Silva

Title: Deputy Managing Director

[Signature Page to Embraer Netherlands Finance B.V. – 2027 Notes – Terms Agreement]

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

/s/ Ana Silva-Klarish

By: Authorized Signatory

Name: Ana Silva-Klarish

Title: Executive Director

STATE OF NEW YORK                           )

                                                                      )

COUNTY OF NEW YORK                       )

On this 25th day of January, 2017, before me, a notary public within and for said county, personally appeared Ana Silva-Klarish, to me personally known who being duly sworn, did say that he/she is an Executive Director of J.P. Morgan Securities LLC, the person described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

/s/ Liez J. Saltos

Title: Notary Public, State of New York

LIEZ J SALTOS

Notary Public – State of New York

NO. 01SA6185147

Qualified in Kings County

My Commission Expires Apr 7, 2020

[Signature Page to Embraer Netherlands Finance B.V. – 2027 Notes – Terms Agreement]

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

SANTANDER INVESTMENT SECURITIES INC.

/s/ Javier Warra

By: Authorized Signatory

Name: Javier Warra

Title: Sr. Vice President

/s/ Max Valera

By: Authorized Signatory

Name: Max Valera

Title: Sr. Vice President

STATE OF NEW YORK                       )

                                                                 )

COUNTY OF NEW YORK                   )

On this 25th day of January, 2017, before me, a notary public within and for said county, personally appeared Javier Warra and Max Valera, to me personally known who being duly sworn, did say that such person is the Sr. Vice President and Sr. Vice President, respectively, and authorized signatory of Santander Investment Securities Inc., the person described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

/s/ Richard N. Zobkiw, Jr.

Title: Notary Public, State of New York

RICHARD N. ZOBKIW, JR.

NOTARY PUBLIC-STATE OF NEW YORK

No. 01ZO6224451

Qualified in New York County

My Commission Expires August 02, 2018

[Signature Page to Embraer Netherlands Finance B.V. – 2027 Notes – Terms Agreement]

SCHEDULE I

UNDERWRITERS

Underwriter	Principal Amount
BB Securities Ltd.	U.S.$	250,000,000
J.P. Morgan Securities LLC	U.S.$	250,000,000
Santander Investment Securities Inc.	U.S.$	250,000,000

Total	U.S.$	750,000,000

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SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

•	Final Term Sheet, dated January 25, 2017, relating to the Securities (as filed pursuant to Ruled 433 under the Securities Act)

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SCHEDULE III

FINAL TERM SHEET

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Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-204470

333-204470-01

PRICING TERM SHEET

EMBRAER NETHERLANDS FINANCE B.V.

U.S.$750,000,000 5.400% NOTES DUE 2027

GUARANTEED BY

EMBRAER S.A.

January 25, 2017

ISSUER:	Embraer Netherlands Finance B.V.

GUARANTOR:	Embraer S.A.

SECURITY:	5.400% Notes due 2027

RANKING:	The notes and the guarantee will be general, senior, unsecured obligations and will rank equal in right of payment with all of the Issuer’s and the Guarantor’s existing and future senior unsecured indebtedness, respectively. The notes and the guarantee will be (i) effectively subordinated to all of the Issuer’s and the Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, respectively, and (ii) structurally subordinated to all of the existing and future liabilities of the Guarantor’s subsidiaries (other than the Issuer).

FORMAT:	SEC Registered

CURRENCY:	U.S. Dollars

PRINCIPAL AMOUNT:	U.S.$750,000,000

MATURITY:	February 1, 2027

SETTLEMENT DATE*:	February 1, 2017 (T+5)

COUPON:	5.400% per annum

DAY COUNT:	30/360

INTEREST PAYMENT DATES:	February 1 and August 1, commencing on August 1, 2017

ISSUE PRICE:	100.000% of principal amount

BENCHMARK TREASURY:	2.000% due November 15, 2026

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BENCHMARK TREASURY PRICE AND YIELD:	95-15+; 2.523%

SPREAD TO BENCHMARK TREASURY:	+287.7 basis points

YIELD:	5.400%

MAKE-WHOLE CALL:	Treasury Rate plus 45 basis points

OPTIONAL REDEMPTION PROVISIONS:	The Issuer may, at its option, redeem the notes, in whole or in part, at any time, by paying the greater of (i) 100% of the principal amount of the notes and (ii) the applicable “make-whole” amount, as described under “Description of the Notes—Redemption and Repurchase—Optional Redemption With Make-Whole Amount” in the prospectus supplement.

TAX REDEMPTION PROVISIONS:	Either the Issuer or the Guarantor (as the case may be) may, at its option, redeem the notes, in whole but not in part, at 100% of the principal amount plus accrued and unpaid interest and additional amounts, if any, upon the occurrence of specified events relating to Brazilian or Dutch tax law. See “Description of the Notes—Redemption and Repurchase—Optional Tax Redemption” in the prospectus supplement.

RATINGS**:	Intentionally Omitted

DENOMINATION:	Minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof

GOVERNING LAW:	State of New York

CLEARING:	The Depository Trust Company

LISTING:	The Issuer will apply to list the notes on the New York Stock Exchange

CUSIP/ISIN:	CUSIP: 29082H AB8 ISIN: US29082HAB87

JOINT BOOK-RUNNING MANAGERS:	BB Securities Ltd. J.P. Morgan Securities LLC Santander Investment Securities Inc.

*	Delivery of the notes will be made to investors on or about February 1, 2017, which will be the fifth business day following the date hereof. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

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**	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The information in this Pricing Term Sheet supplements the preliminary prospectus supplement, dated January 18, 2017 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may access these documents without charge by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Underwriters can arrange to send you the prospectus supplement and prospectus if you request it by calling BB Securities Ltd. at +44 (20) 7367 5800, att. Operations Department, J.P. Morgan Securities LLC at +1 (866) 846-2874, or Santander Investment Securities Inc. at +1 (855) 403-3636.

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